EXHIBIT 32
STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350 AS REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of John Deere Capital Corporation (the "Company") on Form 10-Q for the period ending April 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 01, 2004	/s/ R. W. Lane	Chairman and Principal Executive Officer

June 01, 2004	/s/ Nathan J. Jones	Senior Vice President and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to John Deere Capital Corporation and will be retained by John Deere Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.